UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

     Date of Report (date of earliest event reported): September 9, 2003

                INTEGRA LIFESCIENCES HOLDINGS CORPORATION

           (Exact name of Registrant as specified in its charter)


            Delaware                   0-26224                   51-0317849
(State or other jurisdiction of (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                            311 Enterprise Drive
                            Plainsboro, NJ 08536
            (Address of principal executive offices) (Zip Code)
                               (609)-275-0500
            (Registrants telephone number, including area code)
                                   Not Applicable
         (Former name or former address, if changed since last report)


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Item 9.  Regulation FD Disclosure

On September 9 and September 12, 2003, respectively, Keith Bradley and Stuart M. Essig entered into a sales plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under Rule 10b5-1, corporate insiders may adopt a prearranged plan or contract for the sale of Company securities under specified conditions and times.

Mr. Bradley, a director of the Company, has authorized Prudential Securities, a division of Wachovia Securities, LLC, to sell on his behalf up to 20,500 shares of the Company's Common Stock at a price of no less than $31.00 per share on any trading day on or after September 10, 2003. Shares of Common Stock to be sold under the sales plan are issuable to Mr. Bradley under stock option agreements. The sales plan shall expire upon the earliest to occur of i) August 6, 2004, ii) when the aggregate number of shares of Common Stock sold pursuant to the sales plan totals 20,500 shares, or iii) when earlier terminated in accordance with the sales plan.

Mr.  Essig,  President  and Chief  Executive  Officer  and a director of Integra
LifeSciences  Holdings  Corporation  (the  Company),   has  authorized  Adams,
Harkness & Hill, Inc. to sell on his behalf up to 252,027 shares of the Company's Common Stock at a price of no less than $32.00 per share on any trading day on or after November 4, 2003. Shares of Common Stock to be sold under the sales plan are issuable to Mr. Essig under stock option agreements. The sales plan shall expire when the aggregate number of shares of Common Stock sold pursuant to the sales plan totals 252,027 shares or when earlier terminated in accordance with the sales plan.

Except as may be  required  by law,  the Company  does not  undertake  to report
future   plans  by  officers  or   directors   of  the  Company  nor  to  report
modifications, terminations, transactions or other activities under such plans.

The information in this Current Report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                   INTEGRA LIFESCIENCES HOLDINGS CORPORATION


Date: September 22, 2003                      By: /s/ Stuart M. Essig
                                                  -----------------------------
                                                  Stuart M. Essig
                                          President and Chief Executive Officer